UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2022

Broad Capital Acquisition Corp

(Exact name of registrant as specified in its charter)

Delaware		86-3382967
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5345 Annabel Lane, Plano, TX 75093

(Address of principal executive offices, including zip code)

(469) 951-3088

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock, par value $0.000001 per share, and one Right to acquire 1/10 of one share of Common Stock	BRACU	The Nasdaq Stock Market LLC
Common Stock included as part of the Units	BRAC	The Nasdaq Stock Market LLC
Rights included as part of the Units	BRACR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 10, 2022, the U.S. Securities and Exchange Commission declared the Registration Statement on Form S-1 (File No. 333-258943) (the “Registration Statement”), relating to the initial public offering (the “IPO”) of Broad Capital Acquisition Corp (the “Company”), effective.

In connection with the consummation of the IPO, the Company entered into the following agreements previously filed as exhibits to the Registration Statement:

●	an Underwriting Agreement, dated January 10, 2022, by and among the Company and Chardan Capital Markets, LLC;

●	a Private Placement Unit Purchase Agreement, dated January 10, 2022, between the Company and Broad Capital LLC (the “Sponsor”);

●	a Rights Agreement, dated January 10, 2022, between the Company and Continental Stock Transfer & Trust Company, as rights agent (the “Rights Agreement”);

●	an Investment Management Trust Agreement, dated January 10, 2022, between the Company and Continental Stock Transfer & Trust Company, as trustee;

●	a Registration Rights Agreement, dated January 10, 2022, by and among the Company and the Sponsor, and certain directors of the Company;

●	a Letter Agreement, dated January 10, 2022, by and among the Company, the Sponsor and each of the officers and directors of the Company; and

●	an Administrative Services Agreement, dated January 10, 2022, by and between the Company and the Sponsor.

On January 13, 2022, the Company consummated the IPO of 10,000,000 units (the “Units”). Each Unit consists of one share of common stock, $0.000001 par value per share (the “Common Stock”), and one right (the “Public Rights”) to receive one-tenth (1/10) of one share of Common Stock upon the consummation of an initial business combination. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $100,000,000. The Company granted the underwriters a 45-day option to purchase up to 1,500,000 Units to cover over-allotments, if any.

As of January 13, 2022, a total of $101,000,000 of the net proceeds from the IPO and the Private Placement (as defined below) were deposited in a trust account established for the benefit of the Company’s public shareholders. An audited balance sheet as of January 13, 2022 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement will be filed within 4 business days of the consummation of the IPO.

Item 3.02. Unregistered Sales of Equity Securities.

On January 13, 2022, simultaneously with the consummation of the IPO, the Company completed a private placement of an aggregate of 446,358 units (the “Placement Units”) at a price of $10.00 per Private Placement Unit, generating total gross proceeds of $4,463,580 (the “Private Placement”). The Placement Units are identical to the Units sold as part of the public Units in this offering, except as described in the Company’s Registration Statement and prospectus, including in part that the initial purchasers agreed not to transfer, assign or sell any of the Placement Units or underlying securities (except in limited circumstances, as described in the prospectus) until the completion of the Company’s initial business combination. Such initial purchasers were granted certain demand and piggyback registration rights in connection with the purchase of the Placement Units. The Placement Units were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering. The Placement Units have been issued pursuant to, and are governed by the Rights Agreement.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Company’s IPO on January 13, 2022, the Company filed its amended and restated articles of incorporation (the “Amended and Restated Articles of Incorporation”) with the State of Delaware, effective on January 10, 2022. A copy of the Amended and Restated Articles of Incorporation is attached as Exhibit 3.1 and incorporated herein by reference.

Item 8.01. Other Events.

On January 11, 2022, in connection with the consummation of the IPO, the Company issued a press release, a copy of which is attached as Exhibit 99.1. In addition, in connection with the closing of the Company’s IPO on January 13, 2022, the Company issued an additional press release. A copy of the January 13, 2022 press release is attached as Exhibit 99.2

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated as of January 10, 2022, between the Company and Chardan Capital Markets, LLC

3.1	Form of Amended and Restated Certificate of Incorporation

4.4	Rights Agreement, dated as of January 10, 2022, between Continental Stock Transfer & Trust Company and the Company

10.1	Investment Management Trust Agreement, dated as of January 10, 2022, between Continental Stock Transfer & Trust Company and the Company

10.2	Registration and Stockholder Rights Agreement, dated as of January 10, 2022, among the Company, Broad Capital LLC and certain directors of the Company

10.3	Private Placement Unit Purchase Agreement, dated as of January 10, 2022, between the Company and Broad Capital LLC

10.7	Letter Agreement, dated as of January 10, 2022, among the Company, Broad Capital LLC and each of the officers and directors of the Company

10.8	Administrative Services Agreement, dated as of November 29, 2021, between the Company and Broad Capital LLC

99.1	Press Release dated January 11, 2022

99.2	Press Release dated January 13, 2022

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 14, 2022

BROAD CAPITAL ACQUISITION CORP

By:	/s/ Johann Tse
Johann Tse
Chief Executive Officer